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                                                                EXHIBIT 10(l)(3)


                                SECOND AMENDMENT
                    TO THE BANKNORTH GROUP, INC. 401(k) PLAN

        The Banknorth Group, Inc. 401(k) Plan (the "Plan") was last amended and restated effective generally January 1, 2001, and further amended by a First Amendment effective as of the dates stated therein. The Plan shall be further amended as set forth herein.

        This Second Amendment is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") and for other purposes. Item 2 of this amendment is intended as good faith compliance with the requirements of EGTRRA and are to be construed in accordance with EGTRRA and the guidance issued thereunder. This Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with this amendment.

        1. The terms used in this Second Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

EGTRRA AMENDMENT

        2. Article XIX shall be amended by adding the following sections at the end thereof:

                19.05 Maximum Annual Addition. Effective for Limitation Years beginning after December 31, 2001, and except to the extent permitted under Section 19.04 and Code Section 414(v), the Annual Addition that may be contributed or allocated to a Participant's Aggregate Account under the Plan for any Limitation Year shall not exceed the lesser of
        (a) $40,000, as adjusted for increases in the cost-of-living under Code
        Section 415(d), or (b) 100% of the Participant's Section 415 Compensation for the Limitation Year. The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after severance from employment (within the meaning of Code Sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.

                19.06 Modification of Top-Heavy Rules.

                (a) Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Code Section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Section amends Article XVII.

                (b)     Determination Of Top-Heavy Status.

                        (i) Key Employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Section 415 Compensation greater than $130,000 (as adjusted under Code
                Section 416(i)(1) for Plan Years beginning after December 31,
                2002), a 5-percent owner of the employer, or a 1-percent



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                owner of the employer having annual Section 415 Compensation of more than $150,000. The determination of who is a key employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

                        (ii) Determination Of Present Values And Amounts. This clause (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                                (A) Distributions During Year Ending On The Determination Date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

                                (B) Employees Not Performing Services During Year Ending On The Determination Date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

                (c)      Minimum Benefits.

                        (i) Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

                        (ii) Contributions Under Other Plans; Minimum Benefits for Employees Also Covered Under Another Plan. Notwithstanding the foregoing, the provisions of Section 17.03(b) regarding a Participant who is a participant in another defined contribution plan sponsored by the Company or an Affiliate and/or who is a Participant in a defined benefit plan



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                sponsored by the Company or an Affiliate are incorporated herein by reference.

                19.07 Direct Rollover of Plan Distributions. Effective for distributions made after December 31, 2001:

                (a) Modification Of Definition Of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 10.10, an "eligible retirement plan" shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

                (b) Modification of Definition of Eligible Rollover Distribution To Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 10.10, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

                (c) Modification Of Definition Of Eligible Rollover Distribution To Include After-Tax Employee Contributions. For purposes of the direct rollover provisions in Section 10.10, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

                19.08 Repeal of Multiple Use Test. The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Sections 3.04 and 4.03 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

SAFE HARBOR PLAN DESIGN

        3. The Plan shall be amended by adding the following Article XX thereto.

        ARTICLE XX      SAFE HARBOR PLAN DESIGN

                20.01 Effective Date. This Article shall be effective for Plan Years beginning on or after January 1, 2003, and, on and after such date, shall supercede



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        any other provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article.

                20.02 Current Year Testing Method. Pursuant to IRS Notice 98-1, the Company shall apply Sections 3.04 and 4.03 by substituting the phrase "such Plan Year" for the phrase "the preceding Plan Year" in order to use the current year-testing method under Code Sections 401(k)(3)(A) and 401(m)(2)(A) for Plan Years beginning after December 31, 2002.

                20.03   Rules for Salary Deferral Contributions. For purposes of
        Section 3.04 and Code Sections 401(a)(4) and 410(b), the Salary Deferral Contributions portion of the Plan benefiting Participants who have completed one Year of Service ("Safe Harbor Deferral Portion) shall be disaggregated from the Salary Deferral Contributions portion of the Plan benefiting Participants who have not completed one Year of Service ("Early Participant Deferral Portion").

                The Safe Harbor Deferral Portion of the Plan shall be treated as meeting the requirements of Section 3.04(a) with respect to any Plan Year for which such portion of the Plan meets the requirements of Code
        Section 401(k)(12). In the event Section 4.01(a) is amended to reduce or eliminate Matching Contributions during a Plan Year such that the contribution requirements of Code Section 401(k)(12)(B) cease to be satisfied, Section 3.04(a) and Section 4.03(a) shall apply to the Safe Harbor Deferral Portion of the Plan with respect to the entire Plan Year.

                Notwithstanding Section 1.02, for purposes of determining whether the Early Participant Deferral Portion of the Plan meets the requirements of Section 3.04(a) with respect to any Plan Year, the Actual Deferral Percentage shall be calculated by taking into account only Participants who have not completed one Year of Service for the part of the Plan Year during which they benefited under the Early Participant Deferral Portion and by excluding (a) the Salary Deferral Contributions (plus, at the election of the Company, any Qualified Nonelective Contributions) made on behalf of such Participants for any part of the Plan Year during which they benefited under the Safe Harbor Deferral Portion of the Plan and (b) such Participants' Earnings for any part of the Plan Year during which they benefited under the Safe Harbor Deferral Portion of the Plan.

                20.04   Rules for Matching Contributions. For purposes of
        Section 4.03 and Code Sections 401(a)(4) and 410(b), the Matching Contributions portion of the Plan benefiting Participants who have completed one Year of Service ("Safe Harbor Match Portion) shall be disaggregated from the Matching Contributions portion of the Plan benefiting Participants who have not completed one Year of Service ("Early Participant Match Portion").

                The Safe Harbor Match Portion of the Plan shall be treated as meeting the requirements of Section 4.03(a) with respect to any Plan Year for which such portion of the Plan meets the requirements of Code
        Section 401(m)(11). In the event



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        Section 4.01(a) is amended to reduce or eliminate Matching Contributions during a Plan Year such that the contribution requirements of Code Sections 401(k)(12)(B) and 401(m)(11) cease to be satisfied, Section 4.03(a) shall apply to the Safe Harbor Portion of the Plan with respect to the entire Plan Year.

                Notwithstanding Section 1.06, for purposes of determining whether the Early Participant Match Portion of the Plan meets the requirements of Section 4.03(a) with respect to any Plan Year, the Average Contribution Percentage shall be calculated by taking into account only Participants who have not completed one Year of Service for the part of the Plan Year during which they benefited under the Early Participant Match Portion and by excluding (a) the Matching Contributions (plus, at the election of the Company, any Salary Deferral or Discretionary Contributions that may be taken into account) made on behalf of such Participants for any part of the Plan Year during which they benefited under the Safe Harbor Match Portion of the Plan and (b) such Participants' Earnings for any part of the Plan Year during which they benefited under the Safe Harbor Match Portion of the Plan.

                If the Plan is amended to reduce or eliminate Company Matching Contributions during the Plan Year, such reduction or elimination shall be effective no earlier than the later of 30 days after the date the supplemental notice described in Section 20.05 is provided to Eligible Employees and the date such amendment is adopted.

                20.05 Notice of Rights and Obligations. No earlier than 90 days and no later than 30 days before the beginning of each Plan Year, the Plan Administrator shall provide each Eligible Employee who meets the participation requirements of Section 2.01(a) with a written notice of his or her rights and obligations under the Plan. Notwithstanding the foregoing to the contrary, with respect to an Eligible Employee who does not receive the notice within the period described in the preceding sentence because he or she becomes eligible to participate in the Plan after the 90th day before the beginning of the Plan Year, the Plan Administrator shall provide such notice during the 90-day period ending on the date such Employee meets the participation requirements of
        Section 2.01(a). The notice shall meet the content requirement of
        Section V.C. of IRS Notice 98-52, as modified by Q&A-8 of Section III of IRS Notice 2000-3 and any subsequent guidance.

                In the event Section 4.01(a) is amended to reduce or eliminate Matching Contributions during a Plan Year, the Plan Administrator shall provide each Eligible Employee who meets the participation requirements of Section 2.01(a) with a supplemental notice that (a) explains the consequences of the amendment, (b) discloses the effective date of the reduction or elimination of Matching Contributions and (c) discloses that he or she has a reasonable opportunity (including a reasonable period) prior to the reduction or elimination of Matching Contributions to change his or her Salary Deferral election.



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                In lieu of providing any notice described in this Section to an
        Eligible Employee on a written paper document, the Plan Administrator may provide such notice through an electronic medium that is reasonably accessible to the Eligible Employee, provided the system under which the electronic notice is provided satisfies the requirements of Q&A-7 of
        Section III of IRS Notice 2000-3.

                20.06 Safe Harbor Matching Contribution Account. Effective for Plan Years to which this Article applies, the Trustee shall assure that each Participant's Aggregate Account separately reflects the balance of such account attributable to Matching Contributions paid for such years.

                20.07   Limitation on Hardship Withdrawals. Notwithstanding
        Section 8.02, a Participant's Safe Harbor Matching Contributions Account shall be excluded from the accounts available for a hardship withdrawal distribution.

MISCELLANEOUS

        4. The first sentence of Section 1.18 shall be corrected to read as follows: "'Earnings' means the total compensation paid by the Company to the Employee for services rendered that constitutes wages as defined in Section 3401(a) of the Code and all other payments made by the Company to an Employee for services rendered for which the Company is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or service performed."

        5. The table appearing in Section 1.61(c) shall be amended by the addition of the following entry at the end thereof:

        Organization                                Acquisition Date                   Effective Date
        ------------                                ----------------                   --------------

        Arthur A. Watson & Company, Inc.            September 30, 2000                 January 1, 2003

        6. Section 2.01(b) shall be amended to read in its entirety as follows:

                (b) Company Contributions. Each Eligible Employee shall become a Participant with respect to Company Contributions on the first day of the Calendar Quarter coincident with or next following his or her completion of one Year of Service.

                Notwithstanding the foregoing to the contrary, the following special rule shall be effective for the Plan Year beginning January 1, 2003 ("2003 Plan Year"). Each Eligible Employee who (i) was an eligible employee under either the Morse Payson & Noyes Incentive Savings Plan or the Arthur A. Watson & Company, Inc. Employees' Master Retirement Plan on the day immediately preceding such plan's Plan Affiliation Date; (ii) is credited with less than one Year of Service as of the Plan Affiliation Date; and (iii) is not a Highly Compensated Employee for the 2003 Plan Year, shall become a Participant with respect to Company Contributions on the first day of the Calendar Quarter coincident with



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        or next following his or her completion of six months of service. This special rule shall apply only for the 2003 Plan Year, and shall be of no force or effect on and after January 1, 2004.

        7. Section 3.01(a) shall be amended to read in its entirety as follows:

                (a) A Participant may elect to defer between one percent (1%) and fifty percent (50%) of his or her Earnings while a Participant, in increments of one percent (1%).

        8. Section 3.01(c) shall be amended to read in its entirety as follows:

                (c) A Participant may increase or decrease the amount of his or her Salary Deferrals during the Plan Year. If a request for change is received by the Plan Administrator between the first day of a Calendar Quarter and the 15th day of the month immediately preceding the first day of the next Calendar Quarter, then the change in deferral percentage shall be effective as of the first day of the Calendar Quarter immediately following its receipt. If the request for change is received by the Plan Administrator after the 15th day of the month immediately preceding the first day of a Calendar Quarter, and on or before the 15th day of the month immediately preceding the first day of the next Calendar Quarter, then the change in deferral percentage shall be effective as of the first day of such next Calendar Quarter.

        9. The Appendix to the Plan shall be amended by inserting the following text before the first paragraph thereof:

                The following table identifies Predecessor Plans that were merged into this Plan after January 1, 2001. The provisions of each Predecessor Plan remaining in effect solely with respect to a Participant's Predecessor Plan Account in accordance with Article XIV hereof shall be the provisions of each such plan as of the Plan Affiliation Date set forth below, except as is otherwise specifically provided in this Plan to the contrary.

Predecessor Plan                                                         Plan Affiliation Date
----------------                                                         ---------------------
Morse Payson & Noyes Incentive Savings Plan                              December 31, 2002
Arthur A. Watson & Company, Inc. Employees' Master Retirement Plan       December 31, 2002

        10. Item 2 of this Second Amendment shall be effective as of the dates stated therein. Item 3 shall be effective January 1, 2003. Item 4 shall be effective January 1, 2001, as if originally included in the amendment and restatement of the Plan as of such date. Items 5 through 9 shall be effective January 1, 2003.



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        IN WITNESS WHEREOF, to record the adoption of this Second Amendment,
Banknorth Group, Inc. has caused this instrument to be executed by its duly authorized officer this day of _______________________, 2002.


                                     BANKNORTH GROUP, INC.



                                     By
                                       -----------------------------------------
                                     Its







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